UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

Stony Hill Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55523

(Commission File Number)

81-1699502

(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 1000

Beverly Hills, California 90212

(Address of principal executive offices)(Zip Code)

(310) 356-7374

Registrant’s telephone number, including area code

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On July 14, 2017, Stony Hill Corp., a Nevada corporation (the “Company”), announced it had entered into a Subscription Agreement (the “Agreement”), with Precision Cultivation Systems, LLC, a Delaware limited liability company (“Precision Cultivation Systems”), and Kris Kaminski.

The equity interest represents less than 5% of the equity securities of Precision Cultivation Systems, and the Company has no agreement, arrangement or understanding with Precision Cultivation Systems or any holder of securities of Precision Cultivation Systems with respect to the operations or management of Precision Cultivation Systems.

Precision Cultivation Systems represented to the Company that it has a grow system that capitalizes on its patent-pending cultivation system that utilizes proprietary irrigation and root zone conditioning.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stony Hill Corp.

Date: July 17, 2017	By:	/s/ Chris Bridges
	Name:	Chris Bridges
	Title:	President

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